EXECUTION COPY

AMENDMENT NO. 3
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 2, 2016 is among Meritor, Inc., an Indiana corporation (the “Company”), ArvinMeritor Finance Ireland, a company organized under the laws of Ireland (the “Subsidiary Borrower” and, collectively with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the “Credit Agreement” referred to below.

WHEREAS, the signatories hereto are parties to that certain Second Amended and Restated Credit Agreement, dated as of February 13, 2014 (as amended by Amendment No. 1 thereto, dated as of September 12, 2014 and by Amendment No. 2 thereto dated as of May 22, 2015, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the financial institutions from time to time parties thereto as lenders (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrowers wish to amend the Credit Agreement in certain respects, and the Lenders and the Administrative Agent are willing to amend the Credit Agreement (including to increase the Aggregate 2019 Revolving Loan Commitment and to allow for the conversion of 2017 Revolving Loan Commitments to 2019 Revolving Loan Commitments) on the terms and conditions set forth herein; and

WHEREAS, the Borrowers wish to obtain the consent of the Lenders to the release of ArvinMeritor Sweden AB, a company organized under the laws of Sweden (“ArvinMeritor Sweden”), and Arvin European Holdings (UK) Limited, a company organized under the laws of the United Kingdom (“Arvin UK”; ArvinMeritor Sweden and Arvin UK being referred to collectively as the “Released Foreign Subsidiary Guarantors”) from their Subsidiary Guarantees in connection with and upon the occurrence of certain internal corporate restructuring transactions permitted under the Credit Agreement, and the Administrative Agent and the Required Lenders are willing to grant such releases on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent agree as follows:

1. Amendments to Credit Agreement. Upon and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions in the appropriate alphabetical order:

“Amendment No. 3 Effective Date” means June 2, 2016.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Canadian Tax Restructuring” is defined in Section 7.5 hereof.

“Conversion” is defined in Section 2.25 hereof.

“Conversion Confirmation” is defined in Section 2.25 hereof.

“Conversion Date” is defined in Section 2.25 hereof.

“Converting Lender” is defined in Section 2.25 hereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) The following definitions included in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Aggregate 2017 Revolving Loan Commitment” means the aggregate of the 2017 Revolving Loan Commitments then in effect of all the 2017 Revolving Loan Lenders, as the same may be reduced or increased from time to time pursuant to the terms hereof. As of the Amendment No. 3 Effective Date, after giving effect to the transactions contemplated by the Second Amendment and Restatement Agreement, the Aggregate 2017 Revolving Loan Commitment is $40,291,262.14.

“Aggregate 2019 Revolving Loan Commitment” means the aggregate of the 2019 Revolving Loan Commitments then in effect of all the 2019 Revolving Loan Lenders, as the same may be reduced or increased from time to time pursuant to the terms hereof. As of the Amendment No. 3 Effective Date, after giving effect to the transactions contemplated by the Second Amendment and Restatement Agreement, the Aggregate 2019 Revolving Loan Commitment is $465,332,038.55.

“Change in Control” means (a) any “Change of Control” (or similar term) under and as defined in, or within the meaning of, any Senior Note Indenture (including any supplement thereto) or with respect to any series of Senior Notes, and for any use or purpose in such Senior Note Indenture or Senior Notes or (b) any event or series of events by which:

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of thirty-five percent (35%) or more of the voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of the directors of the Company; or

(ii) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other Property.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has (or whose direct or indirect parent company has) become the subject of a Bail-In Action.

“Foreign Reinvestment Amount” means, at any time, an amount equal to the proceeds of sales of Capital Stock of, or assets of, Foreign Subsidiaries that are not Loan Parties occurring after the Amendment No. 3 Effective Date that have been distributed to or otherwise received by a Loan Party.

(c) Clause (iii) of the definition of “Indebtedness” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii) obligations, whether or not assumed, of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) Liens on property now or hereafter owned or acquired by such Person or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person (other than any Hedging Obligations that constitute Secured Obligations).

(d) The Credit Agreement is hereby amended to add the following new Section 2.25 thereto:

Section 2.25. Conversion of 2017 Revolving Credit Commitments into 2019 Revolving Loan Commitments.

(A) At any time during the term of this Agreement, any 2017 Revolving Loan Lender (in such capacity, a “Converting Lender”) can make an election to recharacterize and reevidence all or any portion of its 2017 Revolving Loans and 2017 Revolving Loan Commitment as 2019 Revolving Loans and a 2019 Revolving Loan Commitment, respectively, for all purposes of the Credit Agreement (any such recharacterization, a “Conversion”), whereupon:

(i) the Converting Lender shall no longer constitute a 2017 Revolving Loan Lender to the extent of the converted amount and shall become or continue to be a 2019 Revolving Loan Lender with a new or increased 2019 Revolving Loan Commitment, as applicable, with all of the rights and obligations of a 2019 Revolving Loan Lender under the Loan Documents to the full extent of such new or increased 2019 Revolving Loan Commitment (including, without limitation, the obligation to assume its respective 2019 Revolving Pro Rata Share of participation interests in Swing Line Loans and Letters of Credit); and

(ii) upon such Conversion Date, (a) the existing Aggregate 2019 Revolving Loan Commitment shall be increased by the aggregate amount of the converted 2017 Revolving Loan Commitment of the Converting Lender with such increase being allocated solely to such Converting Lender, and (b) in accordance with Section 2.24 of the Credit Agreement, the existing Aggregate 2017 Revolving Loan Commitment shall be reduced by the aggregate amount of the converted 2017 Revolving Loan Commitment of such Converting Lender, with such reduction being allocated solely to such Converting Lender.

(B) Any request for a Conversion as described herein shall be made in a written notice given to the Administrative Agent and the Lenders by the Company not less than five (5) Business Days prior to the proposed Conversion Date, which notice shall specify the amount of the proposed Conversion and the proposed Conversion Date.

(C) The effectiveness of any Conversion shall be subject to the following conditions precedent:

(i) As of the effective date of the applicable Conversion (a “Conversion Date”), (a) all representations and warranties under Article VI and in the other Loan Documents shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date) and (b) no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default;

(ii) the Borrowers, the Administrative Agent and each Converting Lender shall have executed and delivered a confirmation of such Conversion substantially in the form of Exhibit J hereto (a “Conversion Confirmation”); and

(iii) the Borrowers, the Subsidiary Guarantors and each Converting Lender shall otherwise have executed and delivered such other instruments and documents, if any, as the Administrative Agent or such Converting Lender shall have reasonably requested in connection with such Conversion.

(D) The Administrative Agent shall be permitted to make such reallocations, if any, of each Lender’s 2019 Revolving Loans and participations in outstanding Swing Line Loans and Letters of Credit among the 2019 Revolving Loan Lenders as are necessary in order to reflect such Lender’s 2019 Revolving Pro Rata Share of such amounts under the Credit Agreement after giving effect to a Conversion. The Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Rate Loans and the reallocation described in this Section 2.25(D) in each case on the terms and in the manner set forth in Section 4.4 of the Credit Agreement.

(e) The Credit Agreement is hereby amended to add the following new Section 6.25 thereto:

Section 6.25. EEA Financial Institution. No Loan Party is an EEA Financial Institution.

(f) Section 7.3(A)(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(x) Unsecured Indebtedness of the Company or any Domestic Subsidiary Guarantor not otherwise permitted under this Section 7.3(A) in an aggregate outstanding principal amount not to exceed (A) $40,000,000 during the period from and after the Restatement Effective Date until the Amendment No. 3 Effective Date and (B) $200,000,000 (the amount in this clause (B), the “Unsecured Basket Base Amount”) at any time from and after the Amendment No. 3 Effective Date so long as, subject to the second proviso below, such Indebtedness described in clause (A) and (B) has a maturity date not sooner than six months after the later of (x) the latest Termination Date and (y) the latest Term Loan Maturity Date (or any later maturity date then in effect with respect to the Loans); provided, that Indebtedness in an amount in excess of the Unsecured Basket Base Amount (subject to the aforementioned limitations on maturity) may be incurred if, not less than five (5) Business Days prior to such incurrence, the Company shall deliver to the Administrative Agent and the Lenders a certificate from a Designated Financial Officer demonstrating to the reasonable satisfaction of the Administrative Agent that after giving effect to such incurrence, on a pro forma basis acceptable to the Administrative Agent, as if such incurrence had occurred on the first day of the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter for which financial statements are publicly available, the Interest Coverage Ratio as of the end of such fiscal quarter was equal to or greater than 2.00:1.00; provided, further, that the limitations on maturity set forth above shall not apply to up to $25,000,000 of Indebtedness in existence at any time that has been incurred pursuant to this Section 7.3(A)(x).

(g) Section 7.3(B)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Any Subsidiary may merge or consolidate with the Company (provided, that the Company shall be the surviving corporation), with the Subsidiary Borrower (provided, that such Subsidiary Borrower shall be the surviving entity) or with one or more other Subsidiaries (provided, that in the case of any such merger or consolidation involving any Subsidiary Guarantor, the surviving entity shall be such Subsidiary Guarantor, except that in the case of the merger of ArvinMeritor Sweden AB with and into Meritor HVS AB, Meritor HVS AB may be the surviving entity);

(h) Section 7.3(E) of the Credit Agreement is hereby amended as follows:

(i) to amend and restate clause (ii)(e) thereof in its entirety as follows:

(e) Investments by any Loan Party in Foreign Subsidiaries that are not Loan Parties made (x) during the period from and after the Restatement Effective Date until the Amendment No. 3 Effective Date in an aggregate amount of $5,000,000 and (y) from and after the Amendment No. 3 Effective Date in an outstanding amount not to exceed at any time the sum of (1) $250,000,000 plus (2) the Foreign Reinvestment Amount at such time;

and

(ii) to amend and restate clause (viii) thereof in its entirety as follows:

(viii) Investments (other than any Investment of a type described in the foregoing clauses (i)-(vii)) made (x) during the period from and after the Restatement Effective Date until the Amendment No. 3 Effective Date in an aggregate amount of $48,000,000 and (y) from and after the Amendment No. 3 Effective Date in an aggregate amount not to exceed $200,000,000 at any time.

(i) Section 7.3(G)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v) (x) the aggregate consideration for all Acquisitions completed during the period from and after the Restatement Effective Date until the Amendment No. 3 Effective Date shall not exceed $17,000,000, and (y) the aggregate consideration for any Acquisition completed after the Amendment No. 3 Effective Date, in the aggregate with the consideration for all other Acquisitions consummated from and after the Amendment No. 3 Effective Date, shall not exceed the sum of (i) $100,000,000 plus (ii) an amount equal to the net cash proceeds received by the Company or any Domestic Subsidiary on or after the Amendment No. 3 Effective Date from the divestiture of the equity interest in, or assets of, any Foreign Subsidiary.

(j) The Credit Agreement is hereby amended to add the following new Section 7.5 thereto:

Section 7.5. Canadian Tax Restructuring. Notwithstanding anything to the contrary in this Article VII, the Company and its Subsidiaries may consummate the internal restructuring (the “Canadian Tax Restructuring”) of certain Domestic Subsidiaries and certain Foreign Subsidiaries organized in Canada, France and the United Kingdom, in accordance with the steps set forth on Schedule 7.5 hereto, and any non-material deviations from such steps so long as the Company delivers such Loan Documents, as are reasonably required by the Loan Documents in order to comply with this Agreement. For purposes of this Section 7.5, a “non-material” step or deviation shall mean any step or deviation, as reasonably determined by the Administrative Agent and the Company, from the steps outlined in Schedule 7.5 hereto, that does not reduce the amount of security or recourse provided to the Lenders under the Loan Documents. In no event shall such Canadian Tax Restructuring, if completed as described in this Section 7.5, be deemed to constitute a Default or Unmatured Default.

(k) The Credit Agreement is hereby amended to add the following new Section 10.16 thereto:

Section 10.16. Acknowledgment and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(A) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(B) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(l) Exhibit A-1 (2017 Revolving Loan Commitments) and Exhibit A-2 (2019 Revolving Loan Commitments) are hereby amended and restated in their entirety to read as set forth in Annex I hereto to reflect the increase to the 2019 Aggregate Revolving Loan Commitment described in Section 2 below on the effective date hereof.

(m) The Credit Agreement shall be amended to add a new Exhibit J (Conversion Confirmation) in the form attached as Annex II hereto

(n) The Credit Agreement shall be amended to add a new Schedule 7.5 (Canadian Tax Restructuring) in the form attached as Annex III hereto.

2. Increase to 2019 Aggregate Revolving Loan Commitment. Pursuant to Section 2.23 of the Credit Agreement, the Company has requested an increase in the Aggregate 2019 Revolving Loan Commitment from $458,681,553.11 to $465,332,038.55, upon the effectiveness hereof. In connection with such requested Commitment Increase, the Company, the Administrative Agent and BNP Paribas (the “Accepting Lender”) hereby agree that upon the effectiveness hereof, the 2019 Revolving Loan Commitment of the Accepting Lender under the Credit Agreement shall be increased from $43,349,514.56 to $50,000,000. The Required Lenders hereby agree to waive the minimum amount and multiples requirements set forth in Section 2.23(B) of the Credit Agreement, and also agree that this Amendment shall be delivered in substitution for any Increase Notice and Commitment and Acceptance required by Section 2.23 of the Credit Agreement (after giving effect to this Amendment).

3. Release of Subsidiary Guarantors.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 4 below, pursuant to the authority granted to the Administrative Agent under Section 11.15(B)(iv) of the Credit Agreement, the Administrative Agent, on behalf of the Holders of Secured Obligations, agrees that (i) effective upon the merger of ArvinMeritor Sweden with and into Meritor HVS AB, with Meritor HVS AB as the surviving entity, ArvinMeritor Sweden shall be automatically released as a “Guarantor” under the Subsidiary Guaranty to which it is a party and all obligations of ArvinMeritor Sweden under such Subsidiary Guaranty shall be terminated and (ii) as and when required by the Canadian Tax Restructuring, Arvin UK shall be automatically released as a “Guarantor” under the Subsidiary Guaranty to which it is a party and all obligations of Arvin UK under such Subsidiary Guaranty shall be terminated.

(b) The Administrative Agent’s Liens on the Applicable Pledge Percentage of the Capital Stock of the applicable Released Foreign Subsidiary Guarantor shall be automatically released at such time as such Released Foreign Subsidiary Guarantor no longer constitutes a Pledge Subsidiary (including if maintaining such security interest and liens would result in a Deemed Dividend Problem); provided that the Company shall comply with Section 7.2(L) of the Credit Agreement and the Collateral Documents with respect to any new Pledge Subsidiary after giving effect to the applicable transactions described in Section 3(a) of this Amendment.

4. Conditions Precedent to Amendment. This Amendment shall become effective as of the date first above written if, and only if on such date:

(a) The Administrative Agent has received duly executed copies of this Amendment from the Borrowers, the Required Lenders, BNP Paribas and the Administrative Agent.

(b) The Administrative Agent has received duly executed copies of the Consent and Reaffirmation attached hereto from each Subsidiary Guarantor.

(c) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the effective date hereof) of (i) the U.S. counsels to the Company and the Subsidiary Guarantors, (ii) the Irish counsel to the Subsidiary Borrower and (iii) the foreign local counsel of each Foreign Subsidiary Guarantor, in each case in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, the Loan Documents, this Agreement and the transactions contemplated hereby as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request, including without limitation documents and certificates relating to the organization, existence and good standing of the Loan Parties and the authorization of this Agreement and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, no Unmatured Default or Default shall have occurred and be continuing as of the date hereof, and the Administrative Agent shall have received a certificate, dated as of the date hereof and signed by the president, a vice president or a financial officer of the Company, confirming the foregoing.

(f) The Administrative Agent shall have received a certificate, dated as of the date hereof, of a Designated Financial Officer of the Company demonstrating to the satisfaction of the Administrative Agent (i) a computation of Collateral Value Amount as of the most recently completed fiscal quarter for which financial statements are available and (ii) that the Collateral Value Amount as of such date shall be greater than the Facility Obligations Amount (after giving effect to the transactions contemplated hereby).

(g) The Company shall have paid all fees and expenses (including, to the extent invoiced, reimbursement of fees and expenses of the Administrative Agent’s counsels) in connection with this Amendment and the other Loan Documents.

5. Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

(a) Each Borrower has the corporate or other power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). The execution and delivery by each Borrower of this Amendment, and the performance of its obligations under this Amendment and the Credit Agreement (as amended hereby), have been duly authorized by proper corporate acts (or analogous acts in the case of the Subsidiary Borrower).

(b) This Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

(c) Neither the execution and delivery by the Borrowers of this Amendment, nor the consummation of the transactions contemplated herein and in the Credit Agreement (as amended hereby), nor compliance with the provisions hereof or thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company’s or any Subsidiary’s articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 7.3(F) of the Credit Agreement) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other third party, is required to authorize, or is required in connection with the execution or delivery of this Amendment or the performance of, or the legality, validity, binding effect or enforceability of, this Amendment or the Credit Agreement (as amended hereby).

(d) As of the date hereof and after giving effect to the terms of this Amendment, (i) each representation and warranty by each Borrower set forth in the Credit Agreement (as amended hereby) and in the other Loan Documents to which such Borrower is a party is true and correct in all material respects, except to the extent that such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) no Default or Unmatured Default exists under the terms of the Credit Agreement (as amended hereby).

6. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. Without limiting the foregoing, each Borrower hereby (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Borrower arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document) and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Holders of Secured Obligations) pursuant to any of the Loan Documents.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment (or any provision hereof) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

10. Successors and Assigns. This Amendment and the rights evidenced hereby shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto, and shall be enforceable by any such successors and assigns.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

MERITOR, INC., as a Borrower

By:	/s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

ARVINMERITOR FINANCE IRELAND,
as a Borrower

By:	/s/ Todd Chirillo
Name: Todd Chirillo
Title: Director

Amendment No. 3 to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank, Swing
Line Lender and as a Lender

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

Amendment No. 3 to Second Amended and Restated Credit Agreement

Citicorp North America Inc., as a Lender

By:	/s/ Sarah Terner
Name: Sarah Terner
Title: Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Bank of America, N.A., as a Lender

By:	/s/ Brian Lukehart
Name: Brian Lukehart
Title: Director

Amendment No. 3 to Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Edward D. Herko
Name: Edward D. Herko
Title: Authorized Signatory

Amendment No. 3 to Second Amended and Restated Credit Agreement

The Royal Bank of Scotland plc, as a Lender

By:	/s/ Tyler J. McCarthy
Name: Tyler J. McCarthy
Title: Director

Amendment No. 3 to Second Amended and Restated Credit Agreement

Lloyds Bank plc, as a Lender

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President
Transaction Execution
Category A
P003

By:	/s/ Dennis McClellan
Name:	Dennis McClellan
Title:	Assistant Vice President
M040

Amendment No. 3 to Second Amended and Restated Credit Agreement

BNP Paribas, as a Lender

By:	/s/ Todd Grossnickle
Name: Todd Grossnickle
Title: Director

By:	/s/ Nader Tannous
Name: Nader Tannous
Title: Managing Director

Amendment No. 3 to Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Scott M. Kowalski
Name: Scott M. Kowalski
Title: Senior Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Fifth Third Bank, as a Lender

By:	/s/ Randal Wolffis
Name: Randal Wolffis
Title: Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Comerica Bank, as a Lender

By:	/s/ Nicole Swigert
Name: Nicole Swigert
Title: Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

The Huntington National Bank, as a Lender

By:	/s/ Dan Swanson
Name: Dan Swanson
Title: Assistant Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Citizens Bank, N.A., as a Lender

By:	/s/ Stephen A. Maenhout
Name: Stephen A. Maenhout
Title: Senior Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

CAPITAL ONE LEVERAGE FINANCE CORP.,
as a Lender

By:	/s/ Gina Monette
Name: Gina Monette
Title: Vice President

Amendment No. 3 to Second Amended and Restated Credit Agreement

Consent and Reaffirmation

dated as of June 2, 2016

Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 3, dated as of June 2, 2016 (the “Amendment”), to that certain Second Amended and Restated Credit Agreement, dated as of February 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Meritor, Inc., an Indiana corporation (the “Company”), ArvinMeritor Finance Ireland, the financial institutions from time to time parties thereto as lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Subsidiary Guarantors (including as successors by merger or otherwise) hereby (i) agrees that the Amendment and the transactions contemplated thereby (including, without limitation, the release of certain Subsidiary Guarantors) shall not limit or diminish the obligations of such Person arising under or pursuant to the Subsidiary Guaranty and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Subsidiary Guaranty and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Holders of Secured Obligations) pursuant to any of the Loan Documents.

Each Subsidiary Guarantor hereby makes each of the representations and warranties of the Borrowers set forth in Section 5 of the Amendment, mutatis mutandis, as though such representations and warranties were applicable to such Subsidiary Guarantor, this Reaffirmation and Consent and the Loan Documents to which such Subsidiary Guarantor is a party (after giving effect to the Amendment and this Reaffirmation and Consent).

All references to the Credit Agreement contained in the above referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, restated or otherwise modified.

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the date first above written.

MERITOR MANAGEMENT CORP.
MERITOR INTERNATIONAL HOLDINGS, LLC
ARVIN TECHNOLOGIES, INC.
ARVINMERITOR BRAKE HOLDINGS, LLC
ARVINMERITOR FILTERS OPERATING CO., LLC
MERITOR HOLDINGS, LLC
ARVINMERITOR OE, LLC
ARVINMERITOR TECHNOLOGY, LLC
ARVINMERITOR, INC.
AVM, INC.
MAREMONT CORPORATION
MAREMONT EXHAUST PRODUCTS, INC.
MERITOR AFTERMARKET USA, LLC
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), LLC
MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
MERITOR HEAVY VEHICLE SYSTEMS, LLC
MERITOR, INC. a Nevada Corporation
MERITOR TECHNOLOGY, LLC

In each case:

By:	/s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

Consent and Reaffirmation to
Amendment No. 3 to Second Amended and Restated Credit Agreement

ARVIN EUROPEAN HOLDINGS (UK) LIMITED

BY:	/s/ Mark R. Schaitkin
NAME: Mark R. Schaitkin
TITLE: Director

ARVIN HOLDINGS NETHERLANDS B.V.

By:	/s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

MERITOR NETHERLANDS, B.V.

By:	/s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Director

ARVINMERITOR LIMITED

By:	/s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

ARVINMERITOR SWEDEN AB

BY:	/s/ Paul Bialy
NAME: Paul Bialy
TITLE: Director

MERITOR LUXEMBOURG S.A.R.L.

By:	/s/ Mark R. Schaitkin
Name: Mark R. Schaitkin
Title: Director

Consent and Reaffirmation to
Amendment No. 3 to Second Amended and Restated Credit Agreement

IN WITNESS whereof the undersigned has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED by	)	/s/ Carl D. Anderson, II
MERITOR CAYMAN ISLANDS, LTD.	)	Duly Authorised Signatory
)
	)	Name:	Carl D. Anderson, II
)
	)	Title:	Vice President and Treasurer
)

in the presence of:

/s/ Mary Lou Patterson
Signature of Witness

Name:	Mary Lou Patterson

Address:	2135 W Maple Rd. Troy MI
48084

Occupation:	Legal Assistant

(Note: These details are to be completed in the witness's own hand writing.)

Consent and Reaffirmation to
Amendment No. 3 to Second Amended and Restated Credit Agreement

Annex I to
Amendment No. 3 to Second Amended and Restated Credit Agreement

Restated Exhibits A-1 and A-2

Attached.

EXHIBIT A-1
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(as restated on the Amendment No. 3 Effective Date)

2017 Revolving Loan Commitments

Lender	2017 Revolving Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$8,203,883.50
CAPITAL ONE LEVERAGE FINANCE CORP.	$12,087,378.64
CITIZENS BANK, N.A.	$20,000,000.00
Total	$40,291,262.14

EXHIBIT A-2
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(as restated on the Amendment No. Effective Date)

2019 Revolving Loan Commitments

Lender	2019 Revolving Loan Commitment
JPMORGAN CHASE BANK, N.A.	$65,000,000.00
CITICORP NORTH AMERICA, INC.	$56,407,766.99
BANK OF AMERICA, N.A.	$56,400,000.00
ROYAL BANK OF CANADA	$50,000,000.00
BNP PARIBAS	$50,000,000.00
THE ROYAL BANK OF SCOTLAND PLC	$48,349,514.56
LLOYDS BANK PLC	$40,000,000.00
PNC BANK, NATIONAL ASSOCIATION	$35,000,000.00
FIFTH THIRD BANK	$24,174,757.00
COMERICA BANK	$20,000,000.00
THE HUNTINGTON NATIONAL BANK	$20,000,000.00
Total	$465,332,038.55

Annex II to
Amendment No. 3 to Second Amended and Restated Credit Agreement

EXHIBIT J
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF CONVERSION CONFIRMATION

Dated [__________]

Reference is made to the Second Amended and Restated Credit Agreement, dated as of February 13, 2014, by and among Meritor, Inc., an Indiana corporation (the “Company”), ArvinMeritor Finance Ireland (the “Subsidiary Borrower”), the institutions from time to time parties thereto as “Lenders”, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meaning.

This agreement (this “Conversion Confirmation”) is a confirmation of a Conversion referred to in Section 2.25 of the Credit Agreement.

1. Effective as of the Conversion Date, [________________] (the “Converting Lender”), shall convert $[_________] of its 2017 Revolving Loan Commitment into a 2019 Revolving Loan Commitment and the Aggregate 2019 Revolving Loan Commitment shall be increased by such amount to $[_________].

2. The proposed Conversion Date is [________________].

3. The Company hereby represents and warrants that as of the date hereof and as of the Conversion Date, (a) all representations and warranties shall be true and correct in all material respects as though made on such date, other than representations given as of a particular date, in which case they shall be true and correct as of that date and (b) no event shall have occurred and then be continuing which constitutes an Unmatured Default or a Default.

4. THIS CONVERSION CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. This Conversion Confirmation may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Conversion Confirmation by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart of this Conversion Confirmation.

IN WITNESS WHEREOF, the parties hereto have caused this Conversion Confirmation to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MERITOR, INC.,
as the Company

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

CONVERTED COMMITMENT	CONVERTING LENDER

$	[BANK]

TOTAL 2019 REVOLVING LOAN COMMITMENT OF THE CONVERTING LENDER
$	By:

Name:
Title: